UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky		40210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2013, the Compensation Committee of the Board of Directors of Brown-Forman Corporation (the “Company”) approved a special award to the Company’s Chairman and Chief Executive Officer, Paul C. Varga, of 67,513 shares of Class A common restricted stock (the “Restricted Shares”). The Restricted Shares have an award date of July 25, 2013, and a restriction ending date of June 1, 2018. The Restricted Shares will vest provided Mr. Varga remains continuously employed by the Company through April 30, 2018, and the Company achieves at least $3 billion of cumulative operating income over the performance period, which runs May 1, 2013 through April 30, 2018 (the “Performance Period”). The Restricted Shares will be administered under the Brown-Forman Corporation 2013 Omnibus Compensation Plan (the “2013 Omnibus Plan”), and the Compensation Committee (as Plan Administrator under the 2013 Omnibus Plan) will have the discretion to adjust downward the number of Restricted Shares that vest based on certain additional Company and individual performance criteria. Mr. Varga will have voting rights during the Performance Period with respect to the Restricted Shares, and will receive dividend equivalents (in the form of Class A common stock) for all or that portion of the Restricted Shares that vests. The foregoing summary of terms is qualified in its entirety by reference to the Paul C. Varga July 25, 2013 Special Restricted Stock Award Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Paul C. Varga July 25, 2013 Special Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

July 29, 2013	/s/ Holli H. Lewis
(Date)	Holli H. Lewis
Vice President, Assistant General Counsel - Corporate

Exhibit Index

Exhibit No.	Description
10.1	Paul C. Varga July 25, 2013 Special Restricted Stock Award Agreement